Exhibit 99.1

April 28, 2010	Analyst Contact:	Dan Harrison
918-588-7950
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK Announces Higher First-quarter 2010 Earnings;
Reaffirms 2010 Earnings Guidance

TULSA, Okla. – April 28, 2010 – ONEOK, Inc. (NYSE: OKE) today announced higher first-quarter 2010 earnings of $1.44 per diluted share, compared with $1.16 per diluted share in the same period last year.  Net income attributable to ONEOK was $154.5 million in the first quarter 2010, compared with $122.3 million in the same period in 2009.

ONEOK also reaffirmed its 2010 net income guidance, announced on Jan. 19, 2010, in the range of $300 million to $335 million.

“Our first-quarter 2010 financial results confirm that our energy services and distribution segments are benefiting from the execution of the strategies put in place over the last several years,” said John W. Gibson, ONEOK president and chief executive officer.  “Our ONEOK Partners segment delivered solid operating performance but slightly lower earnings due to less natural gas liquids fractionation and transportation capacity available for optimization.”

First-quarter 2010 operating income was $337.3 million, compared with $293.0 million for the first quarter 2009.

First-quarter 2010 results benefited from higher realized seasonal storage differentials and marketing margins, net of hedging, in the energy services segment; increased revenues from various riders and higher transportation and sales volumes in the distribution segment; higher natural gas liquids (NGL) throughput primarily associated with the Arbuckle Pipeline and the lateral pipelines connected to the Overland Pass Pipeline and new NGL supply connections; and increased natural gas throughput from the Guardian Pipeline expansion and extension and from Midwestern Gas Transmission in the ONEOK Partners segment.

These increases were offset partially by lower premium-services margins in the energy services segment and lower natural gas liquids margins due to less NGL fractionation and transportation capacity available for optimization in the ONEOK Partners segment.

First-quarter 2010 operating costs were $203.3 million, compared with $187.0 million in the same period last year, due primarily to the operation of the recently completed capital projects and higher employee-related costs in the ONEOK Partners segment; as well as the

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ONEOK Announces Higher First-quarter 2010 Earnings;
Reaffirms 2010 Earnings Guidance

April 28, 2010

recognition of previously deferred costs and increased employee-related costs in the distribution segment.

View earnings tables (link)

FIRST-QUARTER 2010 SUMMARY INCLUDES:

•	Operating income of $337.3 million, compared with $293.0 million in the first quarter last year;
•	ONEOK Partners segment operating income of $120.2 million, compared with $124.8 million in the first quarter 2009;
•	Distribution segment operating income of $113.7 million, compared with $115.9 million in the first quarter 2009;
•	Energy services segment operating income of $103.0 million, compared with $51.9 million in the first quarter 2009;
•
ONEOK Partners announcing $405 million to $470 million in growth projects in the natural gas gathering and processing and the natural gas liquids businesses, which includes the construction of a new 100 MMcf/d natural gas processing facility in the Bakken Shale in the Williston Basin in North Dakota – the Garden Creek plant;

•
ONEOK Partners signing a definitive 10-year, firm-space fractionation services agreement with Targa Resources Partners for 60,000 barrels per day of additional fractionation capacity at its Cedar Bayou fractionator in Mont Belvieu, Texas, which is scheduled to be operational in the second quarter of 2011;

•	The El Paso City Council denying Texas Gas Service’s request to increase rates in the El Paso service area by $7.3 million, which will be appealed to the Railroad Commission of Texas;
•
Distributions declared from the company’s general partner interest in ONEOK Partners of $28.5 million for the first quarter 2010; distributions declared from the company’s limited partner interest in ONEOK Partners of $47.1 million;

•
ONEOK, on a stand-alone basis, ending the quarter with no short-term debt, $1.2 billion available on its existing credit facilities, $162.0 million of cash and cash equivalents and $177.9 million of natural gas in storage;

•
ONEOK stand-alone cash flow from continuing operations, before changes in working capital, of $283.1 million for 2010, which exceeded capital expenditures and dividends of $79.1 million by $204.0 million; and

•	Declaring a quarterly dividend of 44 cents per share payable on May 14, 2010, to shareholders of record at the close of business April 30, 2010, unchanged from the previous quarter.

FIRST-QUARTER 2010 BUSINESS-UNIT RESULTS

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ONEOK Announces Higher First-quarter 2010 Earnings;
Reaffirms 2010 Earnings Guidance

April 28, 2010

ONEOK Partners

ONEOK Partners’ first-quarter 2010 operating income was $120.2 million, compared with $124.8 million in the same period last year.

First-quarter 2010 results reflect a $20.0 million increase in NGL throughput, primarily associated with the Arbuckle Pipeline and the lateral pipelines connected to the Overland Pass Pipeline, as well as new NGL supply connections in the natural gas liquids business; and a $9.2 million increase as a result of higher natural gas throughput from the Guardian Pipeline expansion and extension and from Midwestern Gas Transmission in the natural gas pipelines business.

These increases were offset by a $14.8 million decrease as a result of lower margins due to less NGL fractionation and transportation capacity available for optimization; a $6.8 million decrease due to the impact of operational measurement adjustments, compared with the same period last year, in the natural gas liquids business; a $4.8 million net margin decrease due to lower gathered volumes, primarily in the Powder River Basin in Wyoming, and a favorable contract settlement recognized in the first quarter of 2009  in the natural gas gathering and processing business; and a $4.0 million increase in depreciation expense.

First-quarter 2010 operating costs were $96.2 million, compared with $89.5 million in the first quarter 2009.  Operating costs increased due to the operation of the recently completed capital projects and higher employee-related costs.

Equity earnings from investments for the first quarter 2010 were relatively unchanged, compared with the same period a year earlier.

Capital expenditures for the first quarter 2010 were $35.8 million, compared with $192.5 million in the same period a year earlier, due to the completion of capital projects.

Distribution

As previously announced, beginning in the first quarter 2010, the retail marketing operations in the energy services segment were moved to the distribution segment.  Prior reporting periods for both segments have been recast to reflect the realignment.

The distribution segment reported operating income of $113.7 million in the first quarter 2010, compared with $115.9 million in the first quarter 2009.

First-quarter 2010 results reflect a $3.1 million increase in revenue from various riders; a $2.7 million increase in transportation margins; and a $2.4 million increase due to higher sales volumes.

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ONEOK Announces Higher First-quarter 2010 Earnings;
Reaffirms 2010 Earnings Guidance

April 28, 2010

Operating costs were $99.8 million, compared with $91.4 million in the first quarter 2009.  The operating cost increase included $3.1 million related to the recognition of previously deferred integrity management program costs in Oklahoma that have been approved for recovery in its revenues; and $2.9 million in higher employee-related costs.

Residential natural gas volumes sold by the segment’s regulated operations were higher in the first quarter 2010, compared with the same period last year, due to colder temperatures in its service territory; however, the impact on earnings was moderated by weather-normalization mechanisms.

Energy Services

As previously announced, beginning in the first quarter 2010, the retail marketing operations in the energy services segment were moved to the distribution segment.  Prior reporting periods for both segments have been recast to reflect the realignment.

Energy Services reported first-quarter 2010 operating income of $103.0 million, compared with $51.9 million in the same period in 2009.

First-quarter 2010 results reflect a $71.6 million increase due primarily to higher realized seasonal storage differentials and marketing margins, net of hedging; and a $4.8 million increase in transportation margins, net of hedging, due primarily to wider realized Rockies-to-Mid-Continent location differentials.

These increases were offset partially by a $22.6 million decrease in premium-services margins, primarily associated with lower demand fees and managing increased demand to meet customer-peaking requirements due to colder weather in the first quarter this year, compared with the same quarter last year; and a $1.4 million decrease in financial trading margins.

At March 31, 2010, total natural gas in storage was 25.0 Bcf, compared with 45.5 Bcf a year earlier.  Total natural gas storage capacity under lease was 82.8 Bcf in the first quarter 2010, compared with 91.0 Bcf in the same period 2009.  At April 28, 2010, total natural gas in storage is approximately 34 Bcf and capacity under lease is 74.6 Bcf.  Storage capacity is expected to be 71 Bcf by the end of this year and 65 Bcf by the end of 2011.

At April 28, 2010, total long-term natural gas transportation capacity under lease is 1.4 Bcf per day.  Long-term transportation capacity is expected to be 1.3 Bcf per day by the end of this year and 1.0 Bcf per day by the end of 2012.

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ONEOK Announces Higher First-quarter 2010 Earnings;
Reaffirms 2010 Earnings Guidance

April 28, 2010

	Three Months Ended
	March 31,
(Unaudited)	2010	2009
	(Millions of dollars)
Marketing, storage and transportation, gross	$163.4	$111.9
Storage and transportation costs	54.7	57.0
Marketing, storage and transportation, net	108.7	54.9
Financial trading, net	1.9	3.3
Net margin	$110.6	$58.2

2010 EARNINGS GUIDANCE

ONEOK reaffirmed its 2010 net income guidance in the range of $300 million to $335 million.

Operating income and capital expenditures guidance for 2010 is unchanged for all operating segments.

EARNINGS CONFERENCE CALL AND WEBCAST

ONEOK and ONEOK Partners management will conduct a joint conference call on Thursday, April 29, 2010, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time).  The call will also be carried live on ONEOK’s and ONEOK Partners’ Web sites.

To participate in the telephone conference call, dial 866-802-4323, pass code 1446175, or log on to www.oneok.com or www.oneokpartners.com.

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s Web site, www.oneok.com, and ONEOK Partners’ Web site, www.oneokpartners.com, for 30 days.  A recording will be available by phone for seven days.  The playback call may be accessed at 866-837-8032, pass code 944778.

LINK TO EARNINGS TABLES

http://www.oneok.com/InvestorInformation/FinancialInformation/EarningsInformation/~/media/ONEOK/EarningsTables/OKE_Q1_2010_Earnings_Release_TABLES_ONLY.ashx

NON-GAAP FINANCIAL MEASURES

ONEOK has disclosed in this news release a stand-alone cash flow, before changes in working capital, amount that is a non-GAAP financial measure.  Stand-alone cash flow, before changes in working capital, is used as a measure of the company’s financial performance.  Stand-

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ONEOK Announces Higher First-quarter 2010 Earnings;
Reaffirms 2010 Earnings Guidance

April 28, 2010

alone cash flow, before changes in working capital, is defined as net income less the portion attributable to non-controlling interests adjusted for equity in earnings and distributions received from ONEOK Partners, and ONEOK’s stand-alone depreciation and amortization, deferred income taxes net of the change in taxes receivable and certain other items.

The non-GAAP financial measure described above is useful to investors because the measurement is used as a measurement of financial performance of the company’s fundamental business activities.   ONEOK stand-alone cash flow, before changes in working capital, should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

This non-GAAP financial measure excludes some, but not all, items that affect net income.  Additionally, this calculation may not be comparable with similarly titled measures of other companies.  A reconciliation of stand-alone cash flow, before changes in working capital, to net income is included in the financial tables.

ONEOK, Inc. (NYSE: OKE) is a diversified energy company.  We are the general partner and own 42.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For more information, visit the Web sites at www.oneok.com or www.oneokpartners.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters.  We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.  The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Those factors may affect our operations, markets, products, services and prices.  In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

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ONEOK Announces Higher First-quarter 2010 Earnings;
Reaffirms 2010 Earnings Guidance

April 28, 2010

•	the effects of weather and other natural phenomena on our operations, including energy sales and demand for our services and energy prices;
•
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the status of deregulation of retail natural gas distribution;
•	the capital intensive nature of our businesses;
•	the profitability of assets or businesses acquired or constructed by us;
•	our ability to make cost-saving changes in operations;
•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;
•	the uncertainty of estimates, including accruals and costs of environmental remediation;
•	the timing and extent of changes in energy commodity prices;
•
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, environmental compliance, climate change initiatives, and authorized rates of recovery of gas and gas transportation costs;

•
the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

•	changes in demand for the use of natural gas because of market conditions caused by concerns about global warming;
•
the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;

•
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;
•
the results of administrative proceedings and litigation, regulatory actions and receipt of expected clearances involving the Oklahoma Corporation Commission (OCC), Kansas Corporation Commission (KCC), Texas regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC);

•	our ability to access capital at competitive rates or on terms acceptable to us;
•	risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling;
•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;
•	the impact and outcome of pending and future litigation;
•	the ability to market pipeline capacity on favorable terms, including the effects of:
-	future demand for and prices of natural gas and NGLs;
-	competitive conditions in the overall energy market;
-	availability of supplies of Canadian and United States natural gas; and
-	availability of additional storage capacity;
•	performance of contractual obligations by our customers, service providers, contractors and shippers;
•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;
•
our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;
•	demand for our services in the proximity of our facilities;
•	our ability to control operating costs;
•	adverse labor relations;
•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;

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ONEOK Announces Higher First-quarter 2010 Earnings;
Reaffirms 2010 Earnings Guidance

April 28, 2010

•	economic climate and growth in the geographic areas in which we do business;
•
the risk of a prolonged slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the United States economy, including liquidity risks in United States credit markets;

•	the impact of recently issued and future accounting updates and other changes in accounting policies;
•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;
•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;
•
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the possible loss of gas distribution franchises or other adverse effects caused by the actions of municipalities;
•	the impact of unsold pipeline capacity being greater or less than expected;
•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;
•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;
•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;
•	the impact of potential impairment charges;
•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;
•	our ability to control construction costs and completion schedules of our pipelines and other projects; and
•	the risk factors listed in the reports we have filed and may file with the Securities and Exchange Commission (SEC), which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements.  Other factors could also have material adverse effects on our future results.  These and other risks are described in greater detail in Item 1A, Risk Factors, in our news release.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.  Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.  OKE-FE

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ONEOK Announces Higher First-quarter 2010 Earnings;
Reaffirms 2010 Earnings Guidance

April 28, 2010

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended
	March 31,
(Unaudited)	2010	2009
	(Thousands of dollars, except per share amounts)

Revenues	$3,923,967	$2,789,827
Cost of sales and fuel	3,304,648	2,238,416
Net margin	619,319	551,411
Operating expenses
Operations and maintenance	180,272	161,719
Depreciation and amortization	77,856	72,126
General taxes	23,073	25,227
Total operating expenses	281,201	259,072
Gain (loss) on sale of assets	(786)	664
Operating income	337,332	293,003
Equity earnings from investments	21,116	21,222
Allowance for equity funds used during construction	247	9,003
Other income	2,909	1,665
Other expense	(1,053)	(3,944)
Interest expense	(76,520)	(77,961)
Income before income taxes	284,031	242,988
Income taxes	(97,311)	(79,439)
Net income	186,720	163,549
Less: Net income attributable to noncontrolling interests	32,181	41,264
Net income attributable to ONEOK	$154,539	$122,285

Earnings per share of common stock
Net earnings per share, basic	$1.46	$1.16
Net earnings per share, diluted	$1.44	$1.16

Average shares of common stock (thousands)
Basic	106,132	105,162
Diluted	107,410	105,733

Dividends declared per share of common stock	$0.44	$0.40

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ONEOK Announces Higher First-quarter 2010 Earnings;
Reaffirms 2010 Earnings Guidance

April 28, 2010

ONEOK, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
(Unaudited)	2010	2009
Assets	(Thousands of dollars)
Current assets
Cash and cash equivalents	$167,433	$29,399
Accounts receivable, net	1,202,293	1,437,994
Gas and natural gas liquids in storage	397,254	583,127
Commodity imbalances	96,487	186,015
Energy marketing and risk management assets	156,086	113,039
Other current assets	89,175	238,890
Total current assets	2,108,728	2,588,464

Property, plant and equipment
Property, plant and equipment	10,205,835	10,145,800
Accumulated depreciation and amortization	2,411,431	2,352,142
Net property, plant and equipment	7,794,404	7,793,658

Investments and other assets
Goodwill and intangible assets	1,028,643	1,030,560
Energy marketing and risk management assets	22,547	23,125
Investments in unconsolidated affiliates	762,435	765,163
Other assets	612,435	626,713
Total investments and other assets	2,426,060	2,445,561
Total assets	$12,329,192	$12,827,683

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ONEOK Announces Higher First-quarter 2010 Earnings;
Reaffirms 2010 Earnings Guidance

April 28, 2010

ONEOK, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
(Unaudited)	2010	2009
Liabilities and shareholders' equity	(Thousands of dollars)
Current liabilities
Current maturities of long-term debt	$493,220	$268,215
Notes payable	310,000	881,870
Accounts payable	965,015	1,240,207
Commodity imbalances	246,540	394,971
Energy marketing and risk management liabilities	75,119	65,162
Other current liabilities	581,622	488,487
Total current liabilities	2,671,516	3,338,912

Long-term debt, excluding current maturities	4,103,333	4,334,204

Deferred credits and other liabilities
Deferred income taxes	1,033,396	1,037,665
Energy marketing and risk management liabilities	13,115	8,926
Other deferred credits	628,191	662,514
Total deferred credits and other liabilities	1,674,702	1,709,105

Commitments and contingencies

Shareholders' equity
ONEOK shareholders' equity:
Common stock, $0.01 par value:
authorized 300,000,000 shares; issued 122,545,085 shares and outstanding
106,283,759 shares at March 31, 2010; issued 122,394,015 shares and
outstanding 105,906,776 shares at December 31, 2009	1,225	1,224
Paid-in capital	1,365,591	1,322,340
Accumulated other comprehensive loss	(105,564)	(118,613)
Retained earnings	1,793,548	1,685,710
Treasury stock, at cost: 16,261,326 shares at March 31, 2010 and
16,487,239 shares at December 31, 2009	(674,103)	(683,467)
Total ONEOK shareholders' equity	2,380,697	2,207,194

Noncontrolling interests in consolidated subsidiaries	1,498,944	1,238,268

Total shareholders' equity	3,879,641	3,445,462
Total liabilities and shareholders' equity	$12,329,192	$12,827,683

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ONEOK Announces Higher First-quarter 2010 Earnings;
Reaffirms 2010 Earnings Guidance

April 28, 2010

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(Unaudited)	2010	2009
	(Thousands of dollars)
Operating activities
Net income	$186,720	$163,549
Depreciation and amortization	77,856	72,126
Allowance for equity funds used during construction	(247)	(9,003)
Loss (gain) on sale of assets	786	(664)
Equity earnings from investments	(21,116)	(21,222)
Distributions received from unconsolidated affiliates	21,998	25,187
Deferred income taxes	19,542	23,624
Share-based compensation expense	4,566	4,173
Allowance for doubtful accounts	(221)	(822)
Changes in assets and liabilities:
Accounts receivable	235,922	251,980
Gas and natural gas liquids in storage	177,305	404,416
Accounts payable	(268,987)	(311,252)
Commodity imbalances, net	(58,903)	(51,317)
Unrecovered purchased gas costs	98,783	42,445
Accrued interest	43,133	38,623
Energy marketing and risk management assets and liabilities	24,522	(32,921)
Fair value of firm commitments	(23,023)	153,391
Other assets and liabilities	40,081	38,545
Cash provided by operating activities	558,717	790,858
Investing activities
Changes in investments in unconsolidated affiliates	1,334	3,362
Capital expenditures (less allowance for equity funds used during construction)	(68,273)	(243,027)
Proceeds from sale of assets	563	1,083
Cash used in investing activities	(66,376)	(238,582)
Financing activities
Repayment of notes payable, net	(571,870)	(813,300)
Repayment of notes payable with maturities over 90 days	-	(470,000)
Issuance of debt, net of discounts	-	498,325
Long-term debt financing costs	-	(4,000)
Repayment of debt	(3,333)	(104,037)
Repurchase of common stock	(5)	(247)
Issuance of common stock	4,663	2,509
Issuance of common units of ONEOK Partners, net of discounts	322,721	-
Dividends paid	(46,701)	(42,080)
Distributions to noncontrolling interests	(59,782)	(52,751)
Cash used in financing activities	(354,307)	(985,581)
Change in cash and cash equivalents	138,034	(433,305)
Cash and cash equivalents at beginning of period	29,399	510,058
Cash and cash equivalents at end of period	$167,433	$76,753

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ONEOK Announces Higher First-quarter 2010 Earnings;
Reaffirms 2010 Earnings Guidance

April 28, 2010

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE
	Three Months Ended
	March 31,
(Unaudited)	2010	2009
	(Millions of dollars, except as noted)
ONEOK Partners
Net margin	$261.1	$253.5
Operating costs	$96.2	$89.5
Depreciation and amortization	$43.9	$39.9
Operating income	$120.2	$124.8
Equity earnings from investments	$21.1	$21.2
Natural gas gathered (BBtu/d) (a)	1,092	1,163
Natural gas processed (BBtu/d) (a)	664	653
Natural gas transportation capacity contracted (MMcf/d)	5,860	5,247
Transportation capacity subscribed	91%	79%
Residue gas sales (BBtu/d) (a)	275	285
NGL sales (MBbl/d)	427	380
NGLs fractionated (MBbl/d)	492	465
NGLs transported-gathering lines (MBbl/d)	441	324
NGLs transported-distribution lines (MBbl/d)	467	445
Capital expenditures	$35.8	$192.5
Conway-to-Mont Belvieu OPIS average price differential
Ethane ($/gallon)	$0.08	$0.08
*Realized composite NGL net sales price ($/gallon) (a)	$0.99	$0.88
*Realized condensate net sales price ($/Bbl) (a)	$62.39	$68.45
*Realized residue gas net sales price ($/MMBtu) (a)	$5.20	$3.58
Realized gross processing spread ($/MMBtu) (a)	$6.37	$7.43
(a) - Statistics relate to ONEOK Partners’ natural gas gathering and processing business.
* Includes equity volumes only.

Distribution
Net margin	$246.8	$239.0
Operating costs	$99.8	$91.4
Depreciation and amortization	$33.3	$31.7
Operating income	$113.7	$115.9
Capital expenditures	$31.4	$44.7
Natural gas volumes (Bcf)
Gas sales	81.5	73.6
Transportation	62.2	56.0
Natural gas margins
Gas sales	$207.9	$200.5
Transportation	$29.6	$26.5

Energy Services
Net margin	$110.6	$58.2
Operating costs	$7.4	$6.1
Depreciation and amortization	$0.2	$0.2
Operating income	$103.0	$51.9
Natural gas marketed (Bcf)	244	304
Natural gas gross margin ($/Mcf)	$0.46	$0.20
Physically settled volumes (Bcf)	485	609

-more-

ONEOK Announces Higher First-quarter 2010 Earnings;
Reaffirms 2010 Earnings Guidance

April 28, 2010

ONEOK, Inc. and Subsidiaries
CONSOLIDATING INCOME STATEMENT

	Three Months Ended March 31, 2010
		ONEOK	Consolidating
(Unaudited)	ONEOK	Partners	Entries	Consolidated
	(Millions of dollars)
Operating income
ONEOK Partners	$-	$120	$-	$120
Distribution	114	-	-	114
Energy Services	103	-	-	103
Other	-	-	-	-
Operating income	217	120	-	337
Equity in earnings of ONEOK Partners	52	-	(52)	-
Other income (expense)	1	23	-	24
Interest expense	(23)	(54)	-	(77)
Income taxes	(92)	(5)	-	(97)
Net income	155	84	(52)	187
Less: Net income attributable to noncontrolling interests	-	-	32	32
Net income attributable to ONEOK	$155	$84	$(84)	$155

	Three Months Ended March 31, 2009
		ONEOK	Consolidating
(Unaudited)	ONEOK	Partners	Entries	Consolidated
	(Millions of dollars)
Operating income
ONEOK Partners	$-	$125	$-	$125
Distribution	116	-	-	116
Energy Services	52	-	-	52
Other	-	-	-	-
Operating income	168	125	-	293
Equity in earnings of ONEOK Partners	59	-	(59)	-
Other income (expense)	(2)	29	-	27
Interest expense	(27)	(51)	-	(78)
Income taxes	(76)	(3)	-	(79)
Net income	122	100	(59)	163
Less: Net income attributable to noncontrolling interests	-	-	41	41
Net income attributable to ONEOK	$122	$100	$(100)	$122

-more-

ONEOK Announces Higher First-quarter 2010 Earnings;
Reaffirms 2010 Earnings Guidance

April 28, 2010

ONEOK, Inc. and Subsidiaries
REGULATION G GAAP RECONCILIATION
ONEOK, Inc. Stand-Alone Cash Flow, Before Changes in Working Capital

Three Months Ended
(Unaudited)	March 31, 2010
(Millions of dollars)
Net income	$186.7
Net income attributable to noncontrolling interests	(32.2)
Equity in earnings of ONEOK Partners	(51.8)
Distributions received from ONEOK Partners	72.7
Depreciation and amortization	34.0
Deferred income taxes, net of the change in taxes receivable	69.4
Other	4.3
Cash flow, before changes in working capital	$283.1